EXHIBIT 10.2
AMENDMENT TO
R.H. DONNELLEY CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT
     WHEREAS, R.H. Donnelley Corporation (the “Company”) and David C. Swanson, the Chairman and Chief Executive Officer of the Company (the “Executive”), entered into a Supplemental Executive Retirement Agreement, effective December 31, 2008 (the “Agreement”); and
     WHEREAS, in consideration of the Executive’s continued services to the Company, the Executive and the Company desire to amend the Agreement in certain respects.
     NOW, THEREFORE, pursuant to the power of amendment contained in Section 7.15 of the Agreement, the Compensation Committee of the Company’s Board of Directors and the Executive hereby amend the Agreement by mutual assent, effective April 21, 2009, in the following respects:
     1. Section 2.6 of the Agreement is hereby amended by inserting the following new sentence at the end thereof:
Notwithstanding the foregoing, any transaction described in this Section 2.6 shall not constitute a “Change in Control” if such transaction is consummated pursuant to or during the course of a Restructuring.
     2. Section 2.19 of the Agreement is hereby amended by replacing the words “Five Hundred Thousand Dollars ($500,000)” with the words “One Million Dollars ($1,000,000)” appearing therein.
     3. Section 2.20 of the Agreement is hereby amended by inserting the following new sentence at the end thereof:
Notwithstanding the foregoing, any transaction described in this Section 2.20 shall not constitute an “Unapproved Change in Significant Control” if such transaction is consummated pursuant to or during the course of a Restructuring.
     4. Article II of the Agreement is hereby amended by inserting the following new definition at the end thereof:
     2.22 “Restructuring” means the restructuring, reorganization and/or recapitalization of all or a significant portion of the Company’s outstanding indebtedness (including bank debt, inclusive of letters of credit, bond debt, and other on and off balance sheet indebtedness, trade claims, leases (both on and off balance sheet) and other litigation-related claims and obligations, unfunded pension and retiree medical liabilities, or other liabilities.
     IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Agreement as of April 21, 2009.

R.H. DONNELLEY CORPORATION
By:	/s/ Gretchen Zech
Gretchen Zech
SVP, Human Resources

EXECUTIVE
/s/ David C. Swanson
David C. Swanson